Exhibit 21.2

Corporate Subsidiaries of Open Text Corporation as at August 16, 2006

Corporation Name	Jurisdiction
IXOS Software Australia PTY	Australia

Open Text Pty Ltd.	Australia

IXOS Software (Austria) GmbH	Austria

Open Text Solutions Software GmbH	Austria

Involv International Corporation	Barbados

Lava Systems	Barbados

Molton Systems SRL	Barbados

6575064 Canada Inc.	Canada

2015603 Ontario Ltd.	Canada

2016090 Ontario Inc.	Canada

2016091 Ontario Inc.	Canada

2030928 Ontario Ltd.	Canada

Brokercom Inc.	Canada

Involv Corporation	Canada

Open Text Search Limited	Canada

IXOS Software S.R.O	Czech Republic

IXOS Software Nordic A/S	Denmark

IXOS Software France SAS	France

Open Text SARL	France

Gauss Interprise AG	Germany

IXOS Software AG	Germany

Open Text eGovernment Deutschland GmbH	Germany

Open Text GmbH	Germany

Centrinity Ltd.	Ireland

Open Text KK	Japan

Open Text Mexico, S. deR.L. de C.V.	Mexico

Corechange BV	Netherlands

Gauss Interprise BV	Netherlands

Open Text International BV	Netherlands

Open Text (Asia) Pte Ltd.	Singapore

Gauss Interprise SL	Spain

IXOS Technology SL	Spain

Corechange Svenska AB	Sweden

Gauss Interprise AB	Sweden

Mediaflow AB	Sweden

Open Text AB	Sweden

IXOS Software International AG	Switzerland

Open Text AG	Switzerland

Artesia Technologies, UK Limited	UK

Centrinity UK Ltd.	UK

Corechange Ltd.	UK

Gauss Interprise UK Ltd.	UK

Information Dimensions Limited	UK

IXOS Software Limited	UK

Open Text UK Ltd.	UK

Artesia Technologies, Inc.	USA

MC2 Learning Systems	USA

Open Text Eloquent Inc.	USA

Open Text Inc.	USA